UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2019, Ms. Carole J. Shapazian notified Baxter International Inc. (the “Company” or “Baxter”) of her decision to retire from the Board of Directors of the Company (the “Board”), including the Compensation and the Quality, Compliance and Technology Committees of the Board, effective as of May 6, 2019, the day prior to the Company’s 2019 annual meeting (the “2019 Annual Meeting”).

On February 27, 2019 and in anticipation of the 2019 Annual Meeting and the Company’s annual election of directors, Mr. Munib Islam notified the Company of his decision to resign from the Board, including the Audit Committee of the Board, effective as of May 6, 2019. Mr. Islam had originally been appointed to the Board as a representative of Third Point LLC (“Third Point”) in connection with the Company’s entry into the Support Agreement, dated as of September 29, 2015, by and between the Company and Third Point.

Item 7.01 Regulation FD Disclosure.

In connection with the announcement of his resignation, Mr. Islam stated, as a principal of Third Point, that Third Point is enthusiastic about Baxter’s direction, as detailed in Third Point’s Fourth Quarter 2018 letter to its investors, dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Ellen K. McIntosh
Senior Vice President and Corporate Secretary